Exhibit 99.1

Guidewire Software Announces First Quarter Fiscal Year 2021 Financial Results

SAN MATEO, Calif., December 8, 2020 - Guidewire Software, Inc. (NYSE: GWRE), the platform Property and Casualty (“P&C”) insurers trust to engage, innovate, and grow efficiently, today announced its financial results for the fiscal quarter ended October 31, 2020.

“We're off to a solid start to the fiscal year with first quarter ARR, revenue, and operating income exceeding the high-end of our guidance ranges. Customer activity and enthusiasm for our platform continued to build coming out of our annual customer conference, Connections," said Mike Rosenbaum, chief executive officer, Guidewire Software. "At Connections, we announced Banff, which delivers on our commitment to a bi-annual release cadence and expands on the cloud-native services offered in the Guidewire Cloud Platform."

First Quarter Fiscal Year 2021 Financial Highlights

Revenue
•Total revenue for the first quarter of fiscal year 2021 was $169.8 million, an increase of 8% from the same quarter in fiscal year 2020. Subscription and support revenue was $58.0 million, an increase of 18%; license revenue was $65.3 million, an increase of 20%; and services revenue was $46.6 million, a decrease of 13%.
•Annual recurring revenue, or ARR, was $513 million as of October 31, 2020, compared to $514 million as of July 31, 2020. ARR results for interim quarterly periods in fiscal year 2021 are based on actual currency rates at the end of fiscal year 2020, held constant throughout the year.

Profitability
•GAAP loss from operations was $31.6 million for the first quarter of fiscal year 2021, compared with $24.6 million for the comparable period in fiscal year 2020.
•Non-GAAP income from operations was $2.8 million for the first quarter of fiscal year 2021, compared with $7.1 million for the comparable period in fiscal year 2020.
•GAAP net loss was $20.2 million for the first quarter of fiscal year 2021, compared with $15.0 million for the comparable period in fiscal year 2020. GAAP net loss per share was $0.24, based on diluted weighted average shares outstanding of 83.6 million, compared with $0.18 for the comparable period in fiscal year 2020, based on diluted weighted average shares outstanding of 82.4 million.
•Non-GAAP net income was $14.4 million for the first quarter of fiscal year 2021, compared with $11.0 million for the comparable period in fiscal year 2020. Non-GAAP net income per share was $0.17, based on diluted weighted average shares outstanding of 84.2 million, compared with $0.13 for the comparable period in fiscal year 2020, based on diluted weighted average shares outstanding of 83.1 million.

Liquidity
•The Company had $1.4 billion in cash, cash equivalents, and investments at both October 31, 2020 and July 31, 2020. The Company used $15.7 million in cash from operations and had negative free cash flow of $20.2 million during the three months ended October 31, 2020.

Business Outlook
Guidewire is issuing the following outlook for the second quarter of fiscal year 2021 based on current expectations:
•ARR between $518 million and $521 million
•Total revenue between $168 million and $172 million
•Operating income (loss) between $(41) million and $(37) million
•Non-GAAP operating income (loss) between $(5) million and $(1) million
Guidewire is issuing the following outlook for fiscal year 2021 based on current expectations:
•ARR between $560 million and $571 million
•Total revenue between $723 million and $733 million
•Operating income (loss) between $(147) million and $(137) million
•Non-GAAP operating income (loss) between $(5) million and $5 million
•Operating cash flow between $60 million and $70 million

Conference Call Information
What:        Guidewire Software First Quarter Fiscal Year 2021 Financial Results Conference Call
When:        Tuesday, December 8, 2020
Time:        2:00 p.m. PT (5:00 p.m. ET)
Live Call:    (877) 705-6003, Domestic
(201) 493-6725, International
Replay:        (844) 512-2921, Passcode 13713614, Domestic
(412) 317-6671, Passcode 13713614, International
Webcast:    http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP income tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation and amortization of intangibles. Non-GAAP net income (loss), non-GAAP income tax provision (benefit), and non-GAAP net income (loss) per share also exclude the amortization of debt discount and issuance costs from our convertible notes, changes in fair value of our strategic investments, and the related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These Non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as depreciation, amortization, stock-based compensation, and changes in fair value of strategic investments.
Annual recurring revenue ("ARR") is used to identify the annualized recurring value of active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contracts, which may not be the same as the timing and amount of revenue recognized. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and services) are excluded.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

About Guidewire Software
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. We combine digital, core, analytics, and AI to deliver our platform as a cloud service. More than 400 insurers, from new ventures to the largest and most complex in the world, run on Guidewire.

As a partner to our customers, we continually evolve to enable their success. We are proud of our unparalleled implementation track record, with 1,000+ successful projects, supported by the largest R&D team and partner ecosystem in the industry. Our marketplace provides hundreds of applications that accelerate integration, localization, and innovation.

For more information, please visit www.guidewire.com and follow us on twitter: @Guidewire_PandC.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, future business momentum and customer enthusiasm related to Guidewire Cloud Platform, and future technical and product development related to Guidewire Cloud Platform. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; the impact of the COVID-19 pandemic on our employees and our business and the businesses of our customers, system integrator ("SI") partners, and vendors; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations; our products or cloud-based services may experience data security breaches; we face intense competition in our market; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; changes in accounting guidance, such as revenue recognition, which have and may cause us to experience greater volatility in our quarterly and annual results; assertions by third parties that we violate their intellectual property rights could substantially harm our business; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire Software, Inc.
(650) 356-4921
ir@guidewire.com

Media Contact:
Diana Stott
Guidewire Software, Inc.
(650) 356-4941
dstott@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	October 31, 2020	July 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$293,836	$366,969
Short-term investments	856,376	766,527
Accounts receivable, net	78,295	114,242
Unbilled accounts receivable, net	74,837	49,491
Prepaid expenses and other current assets	45,751	45,989
Total current assets	1,349,095	1,343,218
Long-term investments	254,954	300,771
Unbilled accounts receivable, net	34,605	34,737
Property and equipment, net	67,416	65,235
Operating lease assets	108,378	103,797
Intangible assets, net	33,385	39,708
Goodwill	340,877	340,877
Deferred tax assets, net	113,735	101,565
Other assets	36,512	34,944
TOTAL ASSETS	$2,338,957	$2,364,852
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$21,855	$22,634
Accrued employee compensation	45,000	58,547
Deferred revenue, net	95,930	118,311
Other current liabilities	22,838	25,706
Total current liabilities	185,623	225,198
Lease liabilities	125,536	119,408
Convertible senior notes, net	333,543	330,208
Deferred revenue, net	13,420	14,685
Other liabilities	20,974	18,585
Total liabilities	679,096	708,084
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,529,160	1,499,050
Accumulated other comprehensive income (loss)	(7,073)	(5,246)
Retained earnings	137,766	162,956
Total stockholders’ equity	1,659,861	1,656,768
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,338,957	$2,364,852

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended October 31,
	2020	2019
Revenue:
Subscription and support	$57,966	$49,031
License	65,283	54,363
Services	46,553	53,616
Total revenue	169,802	157,010
Cost of revenue(1):
Subscription and support	37,006	24,933
License	2,937	2,557
Services	51,024	53,366
Total cost of revenue	90,967	80,856
Gross profit:
Subscription and support	20,960	24,098
License	62,346	51,806
Services	(4,471)	250
Total gross profit	78,835	76,154
Operating expenses(1):
Research and development	52,615	46,496
Sales and marketing	36,644	33,016
General and administrative	21,180	21,239
Total operating expenses	110,439	100,751
Income (loss) from operations	(31,604)	(24,597)
Interest income	2,789	7,636
Interest expense	(4,620)	(4,429)
Other income (expense), net	2,568	(251)
Income (loss) before provision for (benefit from) income taxes	(30,867)	(21,641)
Provision for (benefit from) income taxes	(10,677)	(6,650)
Net income (loss)	$(20,190)	$(14,991)
Net income (loss) per share:
Basic	$(0.24)	$(0.18)
Diluted	$(0.24)	$(0.18)
Shares used in computing net income (loss) per share:
Basic	83,613,287	82,360,891
Diluted	83,613,287	82,360,891

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended October 31,
	2020	2019
	(unaudited, in thousands)
Stock-based compensation expense:
Cost of subscription and support revenue	$2,602	$1,633
Cost of license revenue	251	180
Cost of services revenue	5,543	5,332
Research and development	7,247	6,181
Sales and marketing	5,977	5,157
General and administrative	6,464	6,075
Total stock-based compensation expense	$28,084	$24,558

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended October 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(20,190)	$(14,991)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	10,537	10,886
Amortization of debt discount and issuance costs	3,335	3,156
Stock-based compensation	28,084	24,558
Changes to bad debt and revenue reserves	(43)	357
Deferred income tax	(11,827)	(7,375)
Amortization of premium (accretion of discount) on available-for-sale securities, net	1,390	(1,360)
Other non-cash items affecting net income (loss)	(10)	—
Changes in operating assets and liabilities:
Accounts receivable	35,924	58,567
Unbilled accounts receivable	(25,214)	(23,103)
Prepaid expenses and other assets	313	(1,446)
Operating lease assets	(4,581)	2,340
Accounts payable	(2,198)	(3,009)
Accrued employee compensation	(13,513)	(39,780)
Deferred revenue	(23,646)	(24,709)
Lease liabilities	6,772	285
Other liabilities	(840)	(2,514)
Net cash provided by (used in) operating activities	(15,707)	(18,138)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(346,405)	(406,762)
Sales of available-for-sale securities	57,903	57,054
Maturities of available-for-sale securities	241,591	303,183
Purchases of property and equipment	(1,907)	(9,625)
Capitalized software development costs	(2,581)	(1,346)
Acquisition of strategic investments	(2,000)	—
Net cash provided by (used in) investing activities	(53,399)	(57,496)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	1,716	368
Repurchase and retirement of common stock	(5,000)	—
Net cash provided by (used in) financing activities	(3,284)	368
Effect of foreign exchange rate changes on cash and cash equivalents	(743)	254
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(73,133)	(75,012)
CASH AND CASH EQUIVALENTS—Beginning of period	366,969	254,101
CASH AND CASH EQUIVALENTS—End of period	$293,836	$179,089

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended October 31,
	2020	2019
Gross profit reconciliation:
GAAP gross profit	$78,835	$76,154
Non-GAAP adjustments:
Stock-based compensation	8,396	7,145
Amortization of intangibles	4,526	4,945
Non-GAAP gross profit	$91,757	$88,244

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(31,604)	$(24,597)
Non-GAAP adjustments:
Stock-based compensation	28,084	24,558
Amortization of intangibles	6,323	7,167
Non-GAAP income (loss) from operations	$2,803	$7,128

Net income (loss) reconciliation:
GAAP net income (loss)	$(20,190)	$(14,991)
Non-GAAP adjustments:
Stock-based compensation	28,084	24,558
Amortization of intangibles	6,323	7,167
Amortization of debt discount and issuance costs	3,335	3,156
Tax impact of non-GAAP adjustments (1)	(3,143)	(8,912)
Non-GAAP net income (loss)	$14,409	$10,978

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(10,677)	$(6,650)
Non-GAAP adjustments:
Stock-based compensation	(22,291)	4,200
Amortization of intangibles	(5,019)	1,227
Amortization of debt discount and issuance costs	(2,647)	540
Tax impact of non-GAAP adjustments (1)	33,100	2,945
Non-GAAP tax provision (benefit)	$(7,534)	$2,262

(1) Adjustments reflect the tax benefit (provision) resulting from all non-GAAP adjustments.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except per share amounts)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended October 31,
	2020	2019

Net income (loss) per share reconciliation:
GAAP net income (loss) per share — diluted	$(0.24)	$(0.18)
Non-GAAP adjustments:
Stock-based compensation	0.34	0.30
Amortization of intangibles	0.08	0.09
Amortization of debt discount and issuance costs	0.04	0.04
Tax impact of non-GAAP adjustments (1)	(0.04)	(0.11)
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation (2)	(0.01)	(0.01)
Non-GAAP net income (loss) per share — diluted	$0.17	$0.13

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP weighted average shares — diluted	83,613,287	82,360,891
Non-GAAP dilutive shares excluded from GAAP income (loss) per share calculation (2)	586,287	788,902
Pro forma weighted average shares — diluted	84,199,574	83,149,793

(1) Adjustments reflect the impact on the tax benefit (provision) resulting from all non-GAAP adjustments.
(2) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP net income (loss) per share, as they would have an anti-dilutive effect. However, these shares have a dilutive effect on non-GAAP net income (loss) per share and, therefore, are included in the non-GAAP net income (loss) per share calculation.

	Three Months Ended October 31,
	2020	2019
Free cash flow:
Net cash provided by (used in) operating activities	$(15,707)	$(18,138)
Purchases of property and equipment	(1,907)	(9,625)
Capitalized software development costs	(2,581)	(1,346)
Free cash flow	$(20,195)	$(29,109)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following tables reconcile the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below:
(in $ millions)	Second Quarter Fiscal Year 2021			Fiscal Year 2021
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	(41.0)	-	(37.0)	(147.0)	-	(137.0)
Non-GAAP adjustments:
Stock-based compensation	30.0	-	30.0	122.0	-	122.0
Amortization of intangibles	6.0	-	6.0	20.0	-	20.0
Non-GAAP income (loss) from operations	(5.0)	-	(1.0)	(5.0)	-	5.0